Exhibit 10(a)



                             STOCKHOLDERS AGREEMENT
                 Stockholders Agreement(this "Agreement") dated as of August 13, 1997 among James River Corporation of Virginia, a Virginia corporation (the "Company"), Morgan Stanley, Dean Witter, Discover & Co. ("MSDWD"), Morgan Stanley Leveraged Equity Fund II, Inc. ("MSLEF II"), Morgan Stanley Leveraged Equity Holdings, Inc. ("MSLEH") and Morgan Stanley Equity Investors, Inc. ("MSEI" and, collectively with MSLEF II, MSLEH and MSDWD, the "Stockholders").

                  WHEREAS, James River Delaware, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Merger Sub"), will be merged (the "Merger") with and into Fort Howard Corporation, a Delaware corporation ("Fort Howard"), pursuant to an Agreement and Plan of Merger by and among the Company, Merger Sub and Fort Howard dated as of May 4, 1997 (the "Merger Agreement");

                  WHEREAS, the Stockholders and certain of their affiliates will receive the number of shares of common stock, par value $0.10 per share, of the Company ("Common Stock"), set forth on Schedule I to this Agreement (the "Shares") pursuant to the Merger; and

                  WHEREAS, it is a condition to the obligations of the parties to the Merger Agreement that this Agreement be executed by the Company concurrently with the closing under the Merger Agreement.

                  NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereto hereby agree as follows:

Section 1 . (a) Appointment of Directors. Promptly upon the execution of this Agreement, the Board of Directors of the Company (the "Board") shall take all necessary action to increase the size of the Board to fifteen (15) and to appoint the four (4) persons listed on Schedule 1.05(c) to the Merger Agreement (which persons shall be reasonably satisfactory to the Company) as directors on the Board. So long as the Stockholders and their affiliates other than Morgan Stanley & Co. Incorporated and Dean Witter Reynolds, Inc. (collectively, "MSDW") beneficially own the requisite number of Shares pursuant to Section 1(b) or (c), as applicable, the Company shall cause the person(s) designated pursuant to
Section 1(b) or (c) to be appointed or nominated for election as directors on the Board at each annual meeting thereafter and at each special meeting, if any, at which directors are being elected.

                  From and after the effective time of the Merger and until the date on which the Stockholders and their affiliates other than MSDW no longer beneficially own at least five million of the then outstanding Shares (the "Upper Director Threshold"), the Stockholders shall be entitled to designate two
(2) persons reasonably satisfactory to the Company to be nominated for election as directors on the Board.

(c) From and after the effective time of the Merger and until the date on which the Stockholders and their affiliates other than MSDW no longer beneficially own at least two million of the then outstanding Shares (the "Lower Director Threshold" and, together with the Upper Director Threshold, the "Director Thresholds"), the Stockholders shall be entitled to designate one (1) person reasonably satisfactory to the Company to be nominated for election as a director on the Board.
                                      E-6
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(d) If the number of  outstanding  shares of Common  Stock  shall  change into a different number of shares or shall be designated as a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the number or class of shares required for purposes of the Director Thresholds shall be correspondingly adjusted
equitably  to  reflect  such  stock  dividend,  subdivision,   reclassification,
recapitalization, split, combination or exchange of shares. No shares of Common Stock acquired after the effective time of the Merger, other than shares acquired (i) with respect to a Stockholder or an affiliate of a Stockholder which is a limited partnership, pursuant to a distribution or transfer to the partners of such a Stockholder or such an affiliate of a Stockholder pursuant to or otherwise in accordance with its Agreement of Limited Partnership or (ii) pursuant to any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, shall be included for purposes of determining whether the Director Thresholds are met.

Section 2 . Certain Notices. One of the Stockholders shall, within ten business days, notify the Company if the Stockholders and their affiliates other than MSDW own less than the number of Shares required for purposes of either of the Director Thresholds.

Section 3 . Miscellaneous. This Agreement shall survive until the Stockholders and their affiliates other than MSDW no longer beneficially own at least two million of the then outstanding Shares and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. If any provision of this Agreement is rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other provision of this Agreement. This Agreement may be changed, waived, discharged or terminated only with the written consent of each party hereto. This Agreement may be executed in one or more counterparts, and with counterpart signature pages, each of which shall be an original, but all of which together shall constitute one and the same Agreement.

Section 4 . Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)               if to any of the Stockholders, to:

                           Morgan Stanley Capital Partners
                           1221 Avenue of the Americas
                           New York, New York  10022
                           Telecopier No.:  (212) 762-6466
                           Attention:    Robert H. Niehaus

                           with a copy to:

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, NY  10022
                           Telecopier No.:  (212) 848-7179
                           Attention:    Faith D. Grossnickle, Esq.

(b)               if to the Company, to

                           Fort James Corporation
                           120 Tredegar Street
                           Richmond, VA  23219
                           Attention:    Clifford A. Cutchins, IV

                           with a copy to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, NY 10019
                           Telecopier No.:  212) 403-2000
                           Attention:    Patricia A. Vlahakis, Esq.



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                  IN WITNESS  WHEREOF,  the parties hereto caused this Agreement to be duly executed by their respective authorized signatories thereunto duly authorized as of the date first above written.



                                            JAMES RIVER CORPORATION OF VIRGINIA

                             By /s/ C.A. Cutchins IV
                             Name: C.A. Cutchins, IV
                            Title: Sr. Vice President


                          MORGAN STANLEY, DEAN WITTER,
                                 DISCOVER & CO.

                             By /s/ Robert G. Scott
                              Name: Robert G. Scott
                                                Title:  Chief Financial Officer


                                            MORGAN STANLEY LEVERAGED EQUITY
                                  FUND II, INC.

                                            By /s/ R.H. Niehaus
                                                Name:  Robert H. Niehaus
                              Title: Vice Chairman


                                            MORGAN STANLEY LEVERAGED EQUITY
                                 HOLDINGS, INC.

                                            By /s/ R.H. Niehaus
                                                Name:  Robert H. Niehaus
                              Title: Vice Chairman


                                           MORGAN STANLEY EQUITY INVESTORS, INC.

                                            By /s/ R.H. Niehaus
                                                Name:  Robert H. Niehaus
                              Title: Vice Chairman



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                                   Schedule I

                               Ownership of Shares
                            As of The Effective Time

                          Morgan Stanley, Dean Witter,
                            Discover & Co. 3,114,373
                   -------------------------------------------

                               MSLEF II 2,470,396
                   -------------------------------------------

                                 MSLEH 3,476,482
                   -------------------------------------------

                                  MSEI 370,606
                   -------------------------------------------